UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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October 14, 2020

Re: Your investment in Kayne Anderson Energy Infrastructure Fund, Inc. (NYSE: KYN)

Dear Stockholder:

Our representatives from AST Fund Solutions have been trying to contact you regarding an urgent matter pertaining to your investment in Kayne Anderson Energy Infrastructure Fund, Inc. (formerly Kayne Anderson MLP/Midstream Investment Company).

Please call 1-866-745-0272 (Extension 12) at your earliest convenience. Our representatives will be available to take your call Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. ET, or between the hours of 10:00 a.m. and 6:00 p.m. ET on Saturday.

The call will only take a few moments of your time, and AST Fund Solutions will not ask you for any personal or confidential information.

We appreciate your investment in KYN and thank you in advance for your assistance with this matter.

Sincerely,

James C. Baker

Chairman of the Board of Directors,

President and CEO

October 14, 2020

Re: Your investment in Kayne Anderson Energy Infrastructure Fund, Inc. (NYSE: KYN)

REFERENCE NUMBER: 0123456789

Dear Stockholder:

Our representatives from AST Fund Solutions have been trying to contact you regarding an urgent matter pertaining to your investment in Kayne Anderson Energy Infrastructure Fund, Inc. (formerly Kayne Anderson MLP/Midstream Investment Company).

Please call 1-866-745-0272 (refer to the reference number listed above) at your earliest convenience. Our representatives will be available to take your call Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. ET, or between the hours of 10:00 a.m. and 6:00 p.m. ET on Saturday.

The call will only take a few moments of your time, and AST Fund Solutions will not ask you for any personal or confidential information.

We appreciate your investment in KYN and thank you in advance for your assistance with this matter.

Sincerely,

James C. Baker

Chairman of the Board of Directors,

President and CEO